AGREEMENT FOR THE ASSIGNMENT OF MINING RIGHTS

Let it be known by these presents the agreement, hereinafter "this Agreement", for the assignment of mining rights executed by and between:

On the one hand, **SOCIEDAD MINERA DE RESPONSABILIDAD LIMITADA ANGELO XXI**, registered under entry No. 11053868 in the Book of Legal Companies of the Registry of Mining of Registry District No. V, located at Trujillo, duly represented by its Manager Mr. ELMER MOISES ROSALES CASTILLO, who identifies himself with National Identity Document (DNI) No. 19419605, single, businessman, with domicile for this purpose at Jr. Casimiro Espejo No. 150, San Isidro, Lima, acting in this instance pursuant to the powers conferred upon him by the Extraordinary General Meeting of Shareholders held on September 18, 2007, with the request to insert herein the pertinent part of the Minutes of that meeting in this document, hereinafter "**ANGELO XXI**"; and, on the other:

DANA RESOURCES, a company registered in the State of Wyoming, United States of America, with domicile at Dana Resources, Suite 1097 – 5348 Vegas Drive, Las Vegas NV 89108 USA, Phone: 702-952-9629, duly represented by its President Mr. Len de Melt, who identifies himself with Canadian Passport No. ___________, hereinafter "DANA", under the following terms and conditions:

FIRST: ANTECEDENTS – ANGELO XXI is the sole and undisputed owner of the mining rights listed hereunder, hereinafter called "**THE MINES**":

COLLOTA XXIII, Code No. 01-01806-06, surface area 600 Hectares, located in the District of Catac, Province of Recuay, Department of Ancash; **concession registered** in the name of **ANGELO XXI.**

COLLOTA XXIV, code No. 01-02017-06, surface area 100 Hectares, located in the District of Catac, Province of Recuay, Department of Ancash, **concession registered** in the name of **ANGELO XXI.**

COLLOTA XXV, code No. 01-01876-06, surface area 300 Hectares, located in the District of Catac, Province of Recuay, Department of Ancash, **concession registered** in the name of **ANGELO XXI.**

Dana Resources and Angelo XXI Agreement

COLLOTA XXVI, code No. 01-03421-06, surface area 200 Hectares, located in the District of Catac, Province of Recuay, Diepartment of Ancash, **concession registered** in the name of **ANGELO XXI.**

COLLOTA XXVII, code No. 01-03438-06, surface area 300 Hectares, located in the District of Catac, Province of Recuay, Diepartment of Ancash, **concession registered** in the name of **ANGELO XXI.**

COLLOTA XXVIII, code No. 01-03437-06, surface area 400 Hectares, located in the District of Catac, Province of Recuay, Department of Ancash, **concession registered** in the name of **ANGELO XXI.**

ELMER XXII, code No. 01-0102679-07, surface area 900 Hectares, located in the District of Las Lomas, Province and Department of Piura, **claim** with a Public Deed of Assignment in favour of **ANGELO XXI.**

COLLOTA XXIX, code No. 01-04368-07, surface area 400 Hectares, located between the Districts of Marca, Hauyllapampa and Tapacocha in the Province of Recuay, Department of Ancash, **claim** with a Public Deed of Assignment in favour of **ANGELO XXI.**

COLLOTA XXXI, code No. 03-00001-08, surface area 200 Hectares, located in the District of Catac, Province of Recuay, Department of Ancash, **claim** with a Public Deed of Assignment to the name of **ANGELO XXI.**

COLLOTA XXXII, code No. 03-00002-08, surface area 200 Hectares, located in the District of Catac, Province of Recuay, Department of Ancash, **claim** with a Public Deed of Assignment in favour of ANGELO **XXI.**

INFIERNILLO XXI, code No. 01-00594-07, surface area 1000 Hectares, located in the District of Chamaca, Province of Chumbivilcas, Department of Cuzco, **claim** with a Public Deed of Assignment in favour of **ANGELO XXI.**

COLLOTA XXI, code No. 01-00448-05, surface area 800 Hectares, located between the Districts of Catac, Huayllapampa, Marca and Tapacocha, Province of Recuay, Department of Ancash, **concession** with a Public Deed of Assignment in favour of **ANGELO XXI.**

INFIERNILLO XXII, code No. 01-00847-07, surface area 952.29 Hectares, located in the District of Chamaca, Province of Chumbivilcas, Department of Cuzco, **claim** with a Public Deed of Assignment in favour of **ANGELO XXI.**

INFIERNILLO XXIII, code No. 01-00847-07, surface area 1000 Hectares, located in the District of Chamaca, Province of Chumbilvilcas, Department of Cuzco, **claim** with a Public Deed of Assignment in favour of **ANGELO XXI.**

INFIERNILLO XXIV, code No. 01-0848-07, surface area 800 Hectares, located in the District of Chamaca, Province of Chumbivilcas, Department of Cuzco, **claim** with a Public Deed of Assignment in favour of AN**GELO XXI.**

LOCROJA XXI, code No. 03-00141-04, surface area 200 Hectares, located in the District of Santo Domingo de Capillas, Province of Huaytara, Department of Huancavelica; **concession** with a Public Deed of Assignment in favour of **ANGELO XXI.**

ORO CHICAMA XXI, code No. 01-00596-07, surface area 1000 Hectares, located between the Districts of Bolognesi, Province of Pallasca, Department of Ancash, **concession** with a Public Deed of Assignment in favour of **ANGELO XXI.**

TURMALINA XXII, code No. 01-04120-06, surface area 199.9 Hectares, located between the Districts of Canchaque and San Miguel De El Faique, Province of Huancabamba, Department of Piura, **claim** with a Public Deed of Assignment in favour of **ANGELO XXI.**

TURMALINA XXIV, code No. 01-05039-06, surface area 400 Hectares, located between the Districts of Canchaque and San Miguel de El Faique, Province of Huancabamba, Department of Piura, **claim** with a Public Deed of Assignment in favour of **ANGELO XXI.**

SECOND: ASSIGNMENT – Under the terms of this Agreement, **ANGELO XXI** assigns to **DANA** in an actual sale and assignment in perpetuity the shares and rights in **THE MINES** that belong to it.

THIRD: PRICE: The sale price of **THE MINES** IS 25,000,000 (TWENTY FIVE MILLION) shares of **DANA.** These shares may not be sold, transferred, pledged or otherwise disposed of until May 15, 2010. After May 15, 2010, the shares may be sold, transferred, pledged or otherwise disposed of only in accordance with the Securities Laws of the United States of America.

a) The parties agree that of the above referred shares, 23,000,000 (TWENTY THREE MILLION) shall be in the name of Elmer Moisés Rosales Castillo and 2,000,000

(TWO MILLION) shares shall be in the name of S.M.R.L. Virgen de las Nieves IV. All the shares shall be delivered to Mr. Elmer Moisés Castillo and may not be resold until May 15, 2010 in accordance with the Securities Laws of the United States of America.

In addition, once the exploitation stage of **THE MINES** starts, **DANA** shall pay **ANGELO XXI** royalties equivalent to 1.5% (ONE AND A HALF PERCENT) of the "gross value" obtained from the sale of the minerals mined from **THE MINES**. For this purpose, the beginning of the exploitation stage shall be understood to be the time when **DANA** makes the first sale, with or without commercial purposes, of the mineral from **THE MINES.**

The term "gross value" referred to in the previous paragraph is defined as the sum of the value of the payable mineral contents less deductions for smelting and/or refining expenses, transportation expenses incurred from the processing plant to destination point and taxes that are levied directly on sales, per the statement of the purchaser.

FOURTH: APPOINTMENTS

The parties agree that Elmer Moisés Rosales Castillo will become Chairman of **DANA.** Elmer Moisés Rosales Castillo agrees to execute whatever documents necessary to effect his appointment.

The parties further agree that Elmer Moisés Rosales Castillo will become General Manager of DANA RESOURCES PERU. Elmer Moisés Rosales Castillo agrees to execute whatever documents necessary to effect his appointment.

As consideration for the above appointments, effective September 1, 2008, **DANA** will pay Elmer Moisés Rosales Castillo or his appointee, US$10,000 per month. The parties agree that any and all amounts advanced to Elmer Moisés Rosales Castillo or his appointee pursuant to this Fourth Clause will be deducted from the 1.5% gross value royalty that **DANA** has agreed to pay in the Third Clause.

FIFTH: BANKING

The parties agree that Len De Melt will appoint an accountant in Peru for **DANA** and/or DANA RESOURCES PERU

The parties agree that all bank accounts in Peru for **DANA** and/or DANA RESOURCES PERU will require 2 signatures for all checks and withdrawals.

SIXTH: DECLARATIONS – The parties state that from date of the execution of this Agreement onwards, **DANA** assumes all the rights and obligations in respect of **THE MINES**, including the obligation to pay any outstanding fees to maintain the validity of the concessions, corresponding to 2007 (to a maximum of $23,000 USD).

DANA declares to be aware of the status of the mining rights COLLOTA XXIX, COLLOTA XXXI, COLLOTA XXXII, INFIERNILLO XXI, INFIERNILLO XXII, INFIERNILLO XXIII, INFIERNILLO XXIV, ELMER XXII, TURMALINA XDXII and TURMALINA XXIV. The titles of these mining rights are currently being processed and that, as of the execution of this Agreement, it will take care of the negotiations and expenses that may be necessary in order to obtain the titles in accordance with Peruvian law.

SEVENTH: APPRAISED VALUE – The parties to this Agreement declare that there is a fair proportion between the agreed upon price and the value of **THE MINES** as of this date, and expressly agree that in the event there is an excess or a difference, which naturally has not become apparent to them at this time, such difference shall be deemed to be a mutual consideration and reciprocal gift.

EIGHTH: RESCISSION – Should **DANA** fail to comply with any of the commitments assumed hereunder such non-compliance shall be cause to rescind or terminate this Agreement, such as:

b) Failure to deliver to Mr. Elmer Moisés Rosales Castillo the 25,000,000 (TWENTY FIVE MILLION) shares of **DANA**, which **DANA** has promised to transfer under the terms of the Third Clause.

c) Inability to freely dispose of the shares in **DANA** after May 15, 2010, in accordance with the Securities Laws of the United States of America, as indicated in the Third Clause.

d) **DANA**'s failure to pay the monthly royalty payments indicated in the Third Clause, on the date and in the amounts agreed.

e) Untimely payment, that is to say, a payment not made in the year it should be made, of the fees required to maintain the validity of the mining rights, or penalty

payments or any other payment created by the Peruvian Laws that affect **THE MINES**.

f) Failure to comply with any other obligations that may arise as a result of this Agreement.

To proceed with the resolution of this contract, **ANGELO XXI** shall send a Notarial Letter addressed to **DANA**, to the domicile indicated in the introduction to this Agreement, to request **DANA** to comply with its obligation hereunder within a term of 30 (THIRTY) days counted from the date of delivery of said letter, and in the event the request is not complied with, this Agreement shall be rescinded as a matter of law, there being no need of any further formality or judicial declaration for this purpose. As of this moment **DANA** declares to accept and agree with this resolutory power that **ANGELO XXI** may exercise in the event **DANA** fails to comply with its obligation.

NINTH: RESOLUTIONS OF DISPUTES – The parties agree that any litigation, controversy, disagreement, difference or complaint that may arise between the parties regarding the interpretation, execution, resolution, termination, efficacy, nullity, annulment or validity of the contract associated with the terms herein contained, will be subject of an out of court settlement and in the event (the problem) becomes an issue to be resolved, it shall be subject to arbitration to be carried out by a single arbitrator who will be appointed, at the request of either of the parties, by the National Institute of Mining, Petroleum and Energy Law.

The arbitration procedures will be held at Lima.

The parties waive the right to appeal the arbitration award that is issued.

For any intervention by the judges and courts within the arbitration procedure, the parties expressly agree to be subject to the jurisdiction of the judges and courts of the judicial district of Lima, waiving the right to claim the jurisdiction of their own domicile.

The provisions of this Eighth Clause shall continue to be valid after the resolution or expiry of this contract.

TENTH: APPLICABLE LAW – This Agreement shall be governed by the laws of Peru, and in particular by article 164 of the Regulations of the General Mining Law as approved by Supreme Decree No. 014-92 EM and by all other pertinent legislation.

ELEVENTH: NOTICES – All notices and communications between the parties with regards to this Agreement shall be made in writing to the addresses indicated in the introduction of this document, and shall be deemed to be known on the date they are received under charge or delivered through a Notary or by a recognized international courier service 15 (FIFTEEN) calendar days after delivery.

TWELFTH: EXPENSES – Expenses incurred in respect of legal, notarial or registry fees pertaining to the assignment of **THE MINES** shall be for account of **DANA**, including the registration of the Public Deeds of Assignment in favour of **ANGELO XXI** which are listed in the First Clause.

This Agreement is issued in duplicate, both copies of the same tenor and effect and signed by both parties of common agreement on the 3rd day of June, 2008.

p. SMRL ANGELO XXI	p. DANA RESOURCES
Elmer Moisés Rosales Castillo	Len de Melt